SUBSTITUTE REVOLVING CREDIT NOTE

$12,500,000.00                                        As of September 30, 2000


         FOR VALUE RECEIVED, the undersigned, BALTEK CORPORATION, a Delaware corporation and CRUSTACEA CORPORATION, a Delaware corporation (each of Baltek Corporation and Crustacea Corporation a "Borrower" and collectively the "Borrowers"), hereby, jointly and severally, unconditionally promises to pay on or before December 31, 2000 (the "Maturity Date"), to the order of SUMMIT BANK, a banking institution of the State of New Jersey (the "Bank"), at the office of the Bank located at 250 Moore Street, Hackensack, New Jersey, or at such other location as the Bank shall designate, in lawful money of the United States of America and in immediately available funds, the principal amount of (i) $12,500,000.00 or (ii) so much thereof (or any greater amount, if any) as shall have been advanced (the "Advances") by the Bank to the Borrower pursuant to that certain Revolving Loan and Security Agreement dated as of the date hereof between the Borrowers and the Bank, as may be amended from time to time (the "Agreement"). Terms defined in the Agreement shall have the same meaning when used herein.

         The Borrowers jointly and severally further agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time as hereinafter provided. The unpaid principal amount hereof shall bear interest commencing with the date hereof at a fluctuating rate per annum equal to the Base Rate minus three-quarters of one percent (3/4 of 1%). As used herein, the term "Base Rate" shall mean the rate of interest announced from time to time by the Bank as its "base rate" or "base lending rate". This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

         Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed and shall be adjusted automatically as of the opening of business on each day on which any change in the Base Rate is announced by the Bank at its principal office.

         Installments of accrued interest only shall be due and payable hereon monthly, with the first such installment being due and payable on the first day of the first month following the date hereof, and the remainder of such monthly installments of interest being due and payable on the first day of each and every month thereafter until this Note shall have been paid in full.

         Notwithstanding anything contained herein to the contrary, the Borrowers shall have the option, in accordance with Section 2.1 of the Agreement, to convert all or any part of its Base Rate Loans (as such term is defined in the Agreement) to LIBOR Based Rate Loans (as such term is defined in the Agreement), and upon doing so shall, jointly and severally, pay interest on the unpaid principal amount of this Note from time to time outstanding on a monthly basis.

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         All advances made by the Bank to the  Borrowers  hereunder may be noted
by a Bank on the Schedule to be annexed hereto, and the Bank is authorized to make such notations which shall be prima facie evidence of the principal amount outstanding hereunder at any time; provided, however, that any failure to make such a notation (or any error in notation) shall not limit or otherwise affect the obligation of the Borrowers hereunder which is and shall remain absolute and unconditional.

         In the event that any payment due under this Note shall not be received by Bank within ten (10) days of the due date, Borrowers shall, to the extent permitted by law, pay Bank a late charge of five percent (5%) of the overdue payment (but in no event more than $2,500.00) as compensation to Bank. Any such late charge shall be in addition to all other rights and remedies to which Bank may be entitled and shall be immediately due and payable. Borrowers acknowledge that (i) such late charge is a material inducement to Bank to make the loan,
(ii) Bank would not have made the loan in the absence of the agreement of the Borrowers to pay such late charge, and (iii) such late charge is not a penalty and represents a reasonable estimate of the cost to Bank in allocating its resources (both personnel and financial) to the additional review, monitoring, administration and collection of the loan.

         All payments received hereunder may be applied first to the payment of any expenses or charges payable hereunder and accrued interest, and the balance only applied to principal.

         This Note may be prepaid, in whole or in part, at one time or from time to time, without premium or penalty.

         This Note is a replacement of the Revolving Credit Note dated December 21, 1999, referred to in the Agreement and this Note is the Substitute Note referred to in the Amendment to Revolving Loan and Security Agreement of even date herewith, is secured by the Collateral described in the Agreement and the Guaranty Agreement.

         The Bank may declare this Note to be immediately due and payable if any of the following events shall have occurred:

         (1) Failure by the Borrowers to make any payment of principal or interest on this Note when due; or

         (2) An Event of Default shall have occurred under the Agreement or any of the other Loan Documents (including any grace periods provided herein or therein).

         To the extent permitted by law, whenever there is any Event of Default under this Note, the RATE of interest on the unpaid principal balance shall, at the option of the Bank, be 5% in excess of the RATE of interest provided herein. Borrowers acknowledge that: (i) such additional rate is a material inducement to Bank to make the loan; (ii) Bank would not have made the loan in absence of the agreement of the Borrowers to pay such additional rate; (iii) such additional rate represents compensation for increased risk to Bank that the loan will not be repaid; and (iv) such rate is not a penalty and represents a reasonable estimate of (a) the cost to Bank in allocating its resources (both personnel and financial) to the on-going review, monitoring, administration and collection of the loan and (b) compensation to Bank for losses that are difficult to ascertain.

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

         This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         Should the indebtedness represented by this Note or any part hereof be collected at law or in equity, or in bankruptcy, receivership, or any other court proceeding, or should this Note be placed in the hands of attorneys for collection upon default, the Borrower agrees to pay, in addition to the principal and interest due and payable hereon, all reasonable costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses.

         This Note shall be and remain in full force and effect and in no way impaired until the actual payment thereof to the Bank, its successors or assigns.

         Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Bank would be contrary to provisions of law applicable to the Bank limiting the maximum rate of interest which may be charged or collected by the Bank.

         Each of the Borrowers and all endorsers and guarantors of this Note hereby waive presentment, demand for payment, protest and notice of dishonor of this Note.

         This Note is binding upon the Borrowers and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.

         This Note and the rights and obligations of the parties hereto shall be subject to and governed by the laws of the State of New Jersey.

         IN WITNESS WHEREOF, the undersigned has caused this Revolving Credit Note to be duly executed by its authorized officers as of the day and year above written.

                                          BALTEK CORPORATION



                                          By:   /s/ Jacques Kohn
                                             -------------------------------
                                              Jacques Kohn, President

                                          CRUSTACEA CORPORATION



                                          By:   /s/ Jacques Kohn
                                             -------------------------------
                                              Jacques Kohn, President


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